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                                                                     EXHIBIT 2.4

                         REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of August 31, 2000, by and among Immersion Corporation, a Delaware corporation (the "Company") and the persons listed on Annex A attached hereto who become signatories to this Agreement (the "Shareholders").

         WHEREAS, the Company, the Company's wholly owned subsidiary, VT Acquisition, Inc. ("Merger Sub"), and Virtual Technologies, Inc., a California corporation ("VTi") have entered into an Agreement and Plan of Merger, dated as of July 28, 2000 (the "Merger Agreement"), pursuant to which, among other things, Merger Sub is being merged into VTi (the "Merger"), and the Shareholders are entitled to receive shares of common stock of the Company, all in accordance with the terms, and subject to the conditions, of the Merger Agreement.

         WHEREAS, in order to induce VTi to consummate the Merger Agreement, the Company desires to provide the Shareholders with the rights set forth in this Agreement with respect to all of the shares of Common Stock of the Company to be acquired by the Shareholders by virtue of the Merger other than the shares to be escrowed (the "Escrowed Shares") under the Merger Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

         1. Registration Rights.

                  1.1. Definitions. The following terms have the following respective meanings:

                           (a) "Exchange Act" means the Securities Exchange Act
of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same are in effect at the time.

                           (b) "Holder" or "Holders" means any person or persons
to whom Registrable Securities were originally issued or qualifying transferee(s) under Section 1.10 who hold Registrable Securities.

                           (c) "Initiating Holders" means Holders who in the
aggregate hold at least 50% of the outstanding Registrable Securities and who elect to exercise demand registration under Section 1.3.

                           (d) "Register," "registered" and "registration"
refers to a registration effected by preparing and filing a registration statement on Form S-1, S-2 or S-3 in
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compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                           (e) "Registrable Securities" means (i) all of the
shares (collectively, the "Shares") of the Common Stock of the Company which the Shareholders have a right to receive, as of the Effective Time, by virtue of the Merger other than the Escrowed Shares, in such individual proportions as are listed on Annex A attached hereto; and (ii) any shares of Common Stock issued in respect of the Shares as a result of a stock split, stock dividend or similar distribution with respect to the Shares; provided, however, that such securities (referred to in clauses (i) and (ii) immediately above) will cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of in accordance with such registration statement,
(B) such securities have been sold to the public pursuant to Rule 144 under the Securities Act, (C) such securities have been sold, transferred or otherwise disposed of in violation of this Agreement, or (D) the registration rights granted under this Agreement have terminated whether pursuant to Section 1.12 or otherwise.

                           (f) "SEC" means the Securities and Exchange
Commission.

                           (g) "Securities Act" means the Securities Act of
1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same are in effect at the time.

                  1.2. Company Registration.

                           (a) Participation in Company Registration. Subject to
the terms and conditions of this Agreement, if the Company determines to register any of its securities for its own account or the account of a security holder (other than a Holder) exercising demand registration rights (other than a registration relating to employee stock option or purchase plans, or a registration on SEC Form S-4 relating to an SEC Rule 145 transaction, or a registration on any form other than SEC Forms S-1, S-2 or S-3), the Company will:

                                    (i) Promptly give to each Holder written
notice thereof; and

                                    (ii) Include in such registration (and any
related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in
Section 1.2(b).



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                           (b) Underwriting.

                                    (i) If the registration of which the Company
gives notice is for a registered public offering involving an underwriting, the Company will so advise the Holders as a part of the written notice given pursuant to Section 1.2(a)(i). In such event, the right of any Holder to participate in such registration pursuant to this Section 1.2 is conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriters selected for such underwriting by the Company.

                                    (ii) Notwithstanding any other provision of
this Section 1.2 to the contrary, the underwriters may limit the number of outstanding securities of the Company held by shareholders having contractual rights to registration, including without limitation the Registrable Securities (collectively, the "Aggregate Registrable Securities"), to an amount equal to 25% of the Common Stock to be included in such registration and underwriting. The Company will so advise all holders of the Aggregate Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of the Aggregate Registrable Securities that may be included in the registration and underwriting will be allocated among holders requesting registration as follows: (A) holders of common stock exercising demand registration rights will have priority over Holders of Registrable Securities, holders of other securities then having contractual registration rights and other holders of securities that do not have contractual registration rights;
(B) Holders of Registrable Securities and holders of other securities then having contractual registration rights will have priority over holders of securities that do not have contractual registration rights; and (C) after taking into account the priority granted to holders exercising demand registration rights described in clause (A) immediately above, Holders of Registrable Securities may participate in a registration pursuant to this
Section 1.2 on a pro rata basis with each other Holder of Registrable Securities and each other holder of securities then having contractual registration rights in proportion, as nearly as practicable, to the respective amounts of the Aggregate Registrable Securities held by each of such holders as of the date of the notice pursuant to Section 1.2(a)(i), subject to the provisions of this
Section 1.2(b).

                                    (iii) If any Holder disapproves of the terms
of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter delivered at least ten days prior to the effective date of the applicable registration statement. Any Registrable Securities excluded or properly withdrawn from such underwriting will be withdrawn from such registration. Such exclusion or withdrawal will not in and of itself cause such Holder to lose any registration rights that such Holder has under this Section 1.2.



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                           (c) Right to Terminate or Amend Registration. The
Company has the right to terminate or withdraw any registration initiated by it under this Section 1.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. If, after a registration statement becomes effective, the Company advises the Holders that the Company considers it appropriate for the registration statement to be amended, the Holders will suspend any further sales of their shares until the Company advises them that the registration statement has been amended.

                  1.3. Shelf Registration.

                           (a) Request for Shelf Registration on Form S-3. The
Company will use commercially reasonable efforts to qualify for registration on Form S-3 under the Securities Act as soon as reasonably practicable after November 12, 2000. Initiating Holders have the right to demand that the Company file one shelf registration statement on Form S-3 (at such time as the Company is eligible to file) to register for resale pursuant to Section 5 of the Securities Act at least 75% of the outstanding Registrable Securities (but in any event not less than 75,000 shares); provided, however, that such demand is in writing and states the number of shares of Registrable Securities to be disposed of by such Initiating Holders and is subject to the terms and conditions of this Agreement. The Company will use commercially reasonable efforts to cause such shelf registration statement to be declared effective and to remain available for the resale of such Registrable Securities for a period of 12 months from the Effective Time (as defined in the Merger Agreement); provided, however, that (i) notwithstanding the effectiveness of such shelf registration statement, sales may only be made under such shelf registration statement during such times as the Company's employees are entitled to sell their shares of the Company's common stock under the Company's standard employee trading policies; (ii) a Holder may not continue to be a seller under such shelf registration statement and exercise the Holder's rights under Section 1.2; and
(iii) if, after such shelf registration statement becomes effective, the Company advises the Holders of Registrable Securities that the Company considers it appropriate for such registration statement to be amended, the Holders will suspend any further sales of their shares until the Company advises them that the registration statement has been amended. The Company will use commercially reasonable efforts to pursue such amendment. Each Holder hereby covenants and agrees that, while such shelf registration statement is effective, (A) such Holder will only offer or sell Registrable Securities at such times as the Company's employees are entitled to sell their shares of the Company's common stock under the Company's standard employee trading policies and the Company has not otherwise advised them to suspend trading under clause (iii) above; and (B) the Company is entitled to place stop transfer and other similar restrictions on the Registrable Securities to ensure that such Holder only offers and sells the Registrable Securities during such times as the Holder is permitted to do so under this Agreement.



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                           (b) Certain Company Actions. In the event that the
Company receives from the Initiating Holders, a written demand that the Company effect a shelf registration in accordance with Section 1.3(a), the Company will
(i) promptly give written notice of the proposed shelf registration to all other Holders; and (ii) permit any other Holder of Registrable Securities to join in such demand provided that such Holders so request inclusion in a writing received by the Company within ten days after written notice from the Company.

                           (c) Registration of Other Securities in a Demand
Registration. Any shelf registration statement filed pursuant to the demand of the Initiating Holders under this Section 1.3 may include securities of the Company other than Registrable Securities.

                  1.4. Lock-Up Provision. Upon receipt of a written request by the Company or by its underwriters, the Holders agree not to sell, sell short, grant an option to buy, or otherwise dispose of any of their securities of the Company (including without limitation any shares of Common Stock issued or issuable upon exercise of an option or warrant) to the same extent, and subject to the same conditions, as do the Company's executive officers.

                  1.5. Expenses of Registration. All reasonable expenses incurred in connection with any registration pursuant to this Agreement, including all registration, filing and qualification fees, printing expenses, fees and expenses of counsel for the Company and expenses of any special audits incidental to or required by such registration, will be borne by the Company except as follows:

                           (a) The Company will not be required to pay fees or
expenses of legal counsel of the Holders.

                           (b) The Company will not be required to pay
underwriters' discounts or commissions relating to the sale of the Registrable Securities.

         All fees, expenses, discounts and commissions referred to in Sections 1.5(a) or 1.5(b) will be allocated to and paid by the Holders participating in the offering pro rata based on the number of their Registrable Shares.

                  1.6. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will furnish such number of prospectuses and other documents incident thereto as a Holder selling Registrable Securities under a registration statement may, from time to time, reasonably request.



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                  1.7. Indemnification.

                           (a) The Company's Indemnification. To the extent
permitted by law, the Company will indemnify, defend and hold each Holder of Registrable Securities, each of its officers and directors, and each person who controls such Holder within the meaning of the Securities Act, with respect to which such registration as has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by such Holder harmless from, against and in respect of all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration. Furthermore, the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 1.7 does not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter specifically for use therein.

                           (b) Holder's Indemnification. Each Holder will, if
Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify, defend and hold the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder, harmless from, against and in respect of all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, each Holder will reimburse the Company, such Holders, such directors, officers, persons or underwriters for any reasonable legal or



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any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with information furnished to the Company by such Holder for use therein; provided, however, the total amount for which any Holder is liable under this Section 1.7 will not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration.

                           (c) Indemnification Procedure. Each party entitled to
indemnification under this Section 1.7 (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d) Survival. The obligations of the Company and
Holders under this Section 1.7 will survive the completion of any offering of Registrable Securities in a registration statement under this Agreement or otherwise.

                           (e) Conflict. Notwithstanding the foregoing, to the
extent that the provisions on indemnification contained in the underwriting agreement entered into in connection with any underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement will control.

                  1.8. Information by Holder. It is a condition precedent of the Company's obligations under this Agreement that each Holder or Holders of Registrable Securities included in any registration promptly furnishes to the Company such information regarding such Holder or Holders as the Company may request and as may be required in connection with any registration, qualification or compliance referred to herein.

                  1.9. Rule 144 Reporting. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the



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Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:

                           (a) Make and keep public information available, as
those terms are understood and defined in Rule 144 under the Securities Act;

                           (b) File with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act;

                           (c) So long as a Holder owns any Registrable
Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any Registrable Securities without registration.

                  1.10. Transfer of Registration Rights. The right to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned to a transferee or assignee reasonably acceptable to the Board of Directors of the Company in connection with any transfer or assignment of Registrable Securities in other than a public offering provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such assignee or transferee acquires at least 80% of such Holder's Registrable Securities immediately prior to the transfer; and (iii) such transferee or assignee of such rights is not a person deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor or potential competitor of the Company.

                  1.11. Registration Rights Granted to Other Securities. From and after the date of this Agreement, the Company may enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of any registration rights or add additional holders as parties to this Agreement with regard to any or all securities of the Company held by them.

                  1.12. Termination of Registration Rights. The registration rights contained in this Agreement automatically terminate as to any Holder of Registrable Securities, at such time as such Holder is eligible to sell all of such Holder's Registrable Securities then held in any three month period under Rule 144 under the Securities Act.

         2. Miscellaneous.

                  2.1. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into by and between California residents and to be wholly performed within the State of California.



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                  2.2. Adjustments for Stock Splits and Certain Other Changes.
Wherever in this Agreement there is a reference to a specific number of shares of Common Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect on the outstanding shares of such stock by such subdivision, combination or stock dividend.

                  2.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  2.4. Headings. The headings of the Sections of this Agreement are for convenience and will not by themselves determine the interpretation of this Agreement.

                  2.5. Notices. Any notice required or permitted hereunder will be given in writing and will be conclusively deemed effectively given upon personal delivery, or five days after deposit in the United States mail, by registered or certified mail (or by airmail, if notice is sent outside the United States), postage prepaid, addressed (i) if to the Company, as set forth below the Company's name on the signature page of this Agreement, and (ii) if to a Shareholder, as set forth below such Shareholder's name on the relevant signature page of this Agreement, or at such other address as the Company or such Shareholder may designate by ten days' advance written notice to the Shareholders or the Company, respectively. Any notice sent outside the United States will also be telexed or telecopied.

                  2.6. Amendment of Agreement. Except as otherwise provided in
Section 1, any provision of this Agreement may be amended and the observance thereof may be waived, only by a written instrument signed by the Company and by persons holding a majority of the Registrable Securities as defined in Section 1 of this Agreement. Any amendment or waiver effected in accordance with this paragraph will be binding upon each holder of any Registrable Securities then outstanding, each subsequent holder of all such Registrable Securities and the Company.

                  2.7. Jurisdiction and Venue. The parties consent to the jurisdiction of all federal and state courts in the Northern District of California and agree that state court venue will lie exclusively in Santa Clara County, California.

                  2.8. Specific Performance. The parties acknowledge and agree that it will be impossible to measure in money the damage arising from a party's failure to comply with any of the material obligations imposed by this Agreement and that, in the event of any such failure, the parties will not have an adequate remedy at law or in damages. Therefore, in addition to any other remedy available at law or in equity, each party consents to the issuance of an injunction or the enforcement of other equitable remedies



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against it, at the suit of an aggrieved party, to compel performance of the material terms of this Agreement.

                  2.9. Remedies Cumulative. All remedies, whether under this Agreement, provided by law or otherwise will be cumulative and not alternative.

                  2.10. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and no party will be liable or bound to any other party in any manner by any warranties, representations or covenants relating to such subject matter, except as specifically set forth herein.

                  2.11. Severability. In case any provision of this Agreement is declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

                  2.12. Interpretation; Rules of Construction. This Agreement has been negotiated by the parties and is to be interpreted according to its fair meaning and not strictly for or against any party. The parties waive any rule of law or judicial precedent that provides that contractual ambiguities are to be construed against the party who drafted the contractual provision in question. All references in this Agreement to "parties" refer to the parties to this Agreement unless expressly indicated otherwise. References in this Agreement to Sections or subsections are to Sections and subsections of this Agreement unless expressly indicated otherwise. At each place in this Agreement where the context so requires, the masculine, feminine or neuter gender includes the others and the singular or plural number includes the other. "Including" means "including without limitation" and "or" is used in the inclusive sense of "and/or."

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                      IMMERSION CORPORATION



                                      By: /s/ Louis Rosenberg
                                          -------------------------------------
                                          Louis Rosenberg, President

                                      Corporate Address: 801 Fox Lane
                                                        San Jose, CA 95131



                                      "SHAREHOLDER"


                                      By: /s/ *
                                          -------------------------------------

                                      Name:   *
                                            -----------------------------------

                                      Title:
                                             ----------------------------------

                                      Address:

                                      -----------------------------------------

                                      -----------------------------------------

                                      -----------------------------------------

                                      * By approximately all of the Shareholders

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